Exhibit 99.1

DXC Technology Reports Second Quarter Fiscal Year 2027 Results

•Total revenue for Q2 FY27 of $3.03 billion, down 4.0% YoY, down 4.0% on an organic basis(1)
•Q2 FY27 EBIT margin of 2.2%, and adjusted EBIT(2) margin of 6.2%
•Q2 FY27 Diluted earnings per share of $0.15; Non-GAAP diluted earnings per share(3) of $0.67, down 20.2% YoY
•Free cash flow(4) for the first half of FY27 was $405 million, compared to $337 million last year
•Q2 FY27 Bookings of $2.4 billion, trailing twelve month book to bill ratio of 1.0x
•Repurchased $60 million of shares

ASHBURN, VA, October 29, 2026 – DXC Technology (NYSE: DXC) today reported results for the second quarter fiscal 2027.

"On the quarter, we delivered revenue, adjusted EBIT, and Non-GAAP diluted EPS above our expectations, while making progress with the agentic and AI-based solutions that we expect will contribute to future growth. The revenue ramp for agentic solutions is more clear in terms of average deal size, close cycle timing, and pace of follow-on work,” said Raul Fernandez, CEO of DXC Technology. "While our core revenue recovery will take time, I am confident that our role operating mission-critical systems gives DXC a differentiated position as enterprises look to deploy AI at scale."

Financial Highlights - Second Quarter Fiscal Year 2027

•Total revenue was $3.03 billion, down 4.0% year-over-year (down 4.0% on an organic basis).(1)
•EBIT was $66 million, down 52.2% year-over-year with a corresponding margin of 2.2%. Adjusted EBIT(2) was $187 million, down 26.4% year-over-year, with a corresponding margin(2) of 6.2%.
•Diluted earnings per share was $0.15. Non-GAAP diluted earnings per share(3) was $0.67, down 20.2% year-over-year.
•Cash generated from operations was $217 million, down 46.9% year-over-year. Free cash flow(4) was $91 million, compared to $240 million in the second quarter of fiscal year 2026. Free cash flow(4) for the first half of FY27 was $405 million, compared to $337 million last year.
•Bookings of $2.4 billion declined 10% year-over-year, with a book to bill ratio of 0.80x.
•Returned $60 million of capital to shareholders by repurchasing approximately 5.7 million shares.
•DXC acknowledges ongoing discussions regarding a possible sale of its insurance business.

(1) Revenue growth on an organic basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates, adjusted for the impact of acquisitions and divestitures. A reconciliation of GAAP to non-GAAP measure are attached to this release.
(2) Adjusted EBIT and Adjusted EBIT margin are non-GAAP measures. Reconciliations of GAAP Net Income to such measures are attached to this release.
(3) Non-GAAP diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to non-GAAP diluted per share is attached to this release.
(4) Free cash flow is a non-GAAP measure, calculated by subtracting capital expenditures (Purchase of Property, Plant & Equipment, Transition and Transformation Contract Costs and Software Purchased or Developed) from cash flow from operations.

Segment Highlights - Second Quarter Fiscal Year 2027

Consulting and Engineering Services ("CES")
•Revenue was $1,213 million, down 3.3% year-over-year (down 3.3% on an organic basis).(1)
•Segment profit was $125 million, down 13.8% year-over-year, with a corresponding margin of 10.3%.
•Bookings declined 17.0% year-over-year, with a book to bill ratio of 0.79x.

Global Infrastructure Services ("GIS")
•Revenue was $1,427 million, down 10.0% year-over-year (down 10.0% on an organic basis).(1)
•Segment profit was $66 million, down 45.9% year-over-year, with a corresponding margin of 4.6%.
•Bookings declined 12.7% year-over-year, with a book to bill ratio of 0.80x.

Insurance Software & Services ("Insurance")
•Revenue was $394 million, up 23.1% year-over-year (up 23.1% on an organic basis).(1) Organic revenue growth includes a favorable contract modification entered into during the second quarter of fiscal 2027.
•Segment profit was $45 million, up 60.7% year-over-year, with a corresponding margin of 11.4%.
•Bookings increased 43.5% year-over-year, with a book to bill ratio of 0.79x.

Full Fiscal Year 2027 and Third Quarter Fiscal Year 2027 Guidance

Full Fiscal Year 2027
•Total revenue in the range of $11.91 billion and $11.98 billion, a decline of 5.5% to 5.0% year-over-year on an organic basis.(1)
•Adjusted EBIT margin(2) in the range of 5.75% to 6.25%.
•Non-GAAP diluted EPS(3) in the range of $2.25 to $2.50.
•Free Cash Flow(4) of ~$600 million.

Third Quarter Fiscal 2027
•Total revenue of ~$2.98 billion, a decline of ~6.0% year-over-year on an organic basis.(1)
•Adjusted EBIT margin(2) of ~6.0%.
•Non-GAAP Diluted EPS(3) of ~$0.55.

Additional metrics for the third quarter and full fiscal year 2027 guidance are presented in the table below.

Revenue	Q3 FY27 Guidance	FY27 Guidance
		Low	High
YoY Organic Revenue %	~(6.0)%	(5.5)%	(5.0)%
Acquisition & Divestitures Revenues %	—%	—%
Foreign Exchange Impact on Revenues %	(0.8)%	(0.3)%
Others
Non-GAAP Net Interest Expense ($M)*	~$15	~$54
Non-GAAP Tax Rate	~44%	~42%
Foreign Exchange Assumptions	Current Estimate	Current Estimate
$/Euro Exchange Rate	$1.12	$1.14
$/GBP Exchange Rate	$1.32	$1.33
$/AUD Exchange Rate	$0.70	$0.70
_____________
* Excludes $46 million of interest income from the full year for the TCS litigation judgment

DXC does not provide reconciliations of non-GAAP measures included in its guidance because certain key information necessary for such reconciliations—most notably the impact of significant non-recurring items—is unavailable without unreasonable effort or may not be available at all. As a result, DXC believes any such reconciliation would not be meaningful.

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss second quarter fiscal 2027 results at 5:00 p.m. ET on October 29, 2026. The dial-in number for domestic callers is 833-461-5787. Callers who reside outside of the United States should dial +1-585-542-9983. The passcode for all participants is 964068. The webcast audio and any presentation slides will be available through a link posted on DXC Technology’s Investor Relations website.

A replay of the conference call will be available until 11:59 p.m. ET on November 5, 2026, at 833-309-1852. The replay passcode is 964068. A transcript of the conference call will be posted on DXC Technology’s Investor Relations website.

About DXC Technology

DXC Technology (NYSE: DXC) is a leading enterprise technology and innovation partner delivering software, services, and solutions to global enterprises and public sector organizations — helping them harness AI to drive outcomes at a time of exponential change with speed. With deep expertise in Managed Infrastructure Services, Application Modernization, and Industry-Specific Software Solutions, DXC modernizes, secures, and operates some of the world's most complex technology estates. Learn more at DXC.com.

Forward-Looking Statements

Except for historical information, statements in this document may constitute "forward-looking statements" based on our current assumptions regarding future performance. These statements involve numerous risks, uncertainties, and other factors outside our control that could cause actual results to differ materially, including: inability to effectively manage our sales organization, including execution, pipeline, and talent management; our inability to expand service offerings to address emerging technological trends and competitive pressures; failure to attract and retain key personnel, including artificial intelligence (AI) and technical experts, or maintain partner relationships; risks associated with AI, including adoption, deployment, and governance, reliance on third-party platforms, cybersecurity, privacy, evolving regulations, and competitive displacement; inability to accurately estimate contract costs and timelines, or failure by us or third parties to deliver on commitments; systems failures, catastrophic events, and resulting service interruptions; liability or reputational damage from security breaches, cyber-attacks, or disclosure of confidential or personal data; failure to comply with new or existing laws, regulations, and customer contracts, including those relating to data privacy, economic sanctions, export controls, AI, and environmental, social, and governance (ESG) expectations; failure to maintain our credit rating, manage indebtedness, or raise capital, adversely affecting our liquidity and borrowing costs; risks associated with international operations, including exchange rate fluctuations and geopolitical conflicts (such as in Russia/Ukraine and the Middle East); macroeconomic challenges, including inflation, reduced customer spending, and economic slowdowns affecting deal closures and cost-takeout efforts; inability to compete effectively, maintain customer relationships, collect receivables, or comply with government contracting regulations; failure to succeed in strategic transactions, acquisitions, or partnerships; securities price volatility; supply chain disruptions, supplier non-performance, or increased procurement costs due to trade tensions, tariffs, or hostilities; climate change, natural disasters, and increased scrutiny of ESG initiatives; infringement of intellectual property rights, or inability to procure necessary third-party licenses; failure to achieve expected benefits of restructuring plans, workforce reductions, and automation/AI reliance; failure to maintain effective disclosure controls and internal control over financial reporting; asset impairment charges, including but not limited to intangibles and deferred tax assets; inability to pay dividends or repurchase shares; pending investigations, claims, and disputes; changes in tax rates, tax laws, and the timing and outcome of tax examinations; and risks related to completed strategic transactions. For a written description of these factors, see our most recently filed Annual Report on Form 10-K, and any updating information in subsequent SEC filings. Forward-looking statements speak only as of the date made. Except as required by law, we assume no obligation to update or revise any forward-looking statements.

About Non-GAAP Measures

In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we also disclose in this press release preliminary non-GAAP information including: earnings before interest and taxes ("EBIT"), EBIT margin, adjusted EBIT, adjusted EBIT margin, non-GAAP diluted EPS, organic revenues, organic revenue growth, free cash flow, and non-GAAP tax rate.

We believe EBIT, adjusted EBIT, non-GAAP income before income taxes, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS provide investors with useful supplemental information about our operating performance after excluding certain categories of expenses as well as gains and losses on certain dispositions and certain tax adjustments.

We believe constant currency revenues provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars in the periods presented. See below for a description of the methodology we use to present constant currency revenues.

One category of expenses excluded from adjusted EBIT, non-GAAP income before income tax, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS, incremental amortization of intangible assets acquired through business combinations, if included, may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangible assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets, primarily customer-related intangible assets, from its non-GAAP expenses, we believe it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

Another category of expenses excluded from adjusted EBIT, non-GAAP income before income tax, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS is impairment losses, which, if included, may result in a significant difference in period-over-period expense on a GAAP basis. We exclude impairment losses as these non-cash amounts reflect generally an acceleration of what would be multiple periods of expense and are not expected to occur frequently. Further, assets such as goodwill may be significantly impacted by market conditions outside of management’s control.

Selected references are made to revenue growth on an “organic basis” in order that certain financial results can be viewed without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures, thereby providing comparisons of operating performance from period to period of the business that we have owned during both periods presented. Organic revenue growth is calculated by dividing the year-over-year change in GAAP revenues attributed to organic growth by the GAAP revenues reported in the prior comparable period. Organic revenue is calculated as constant currency revenue excluding the impact of mergers, acquisitions or similar transactions until the one-year anniversary of the transaction and excluding revenues of divestitures during the reporting period. This approach is used for all results where the functional currency is not the U.S. dollar. We believe organic revenue growth provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars and the effects of acquisitions and divestitures in both periods presented.

Free cash flow represents cash flow from operations, less capital expenditures. Free cash flow is utilized by our management, investors, and analysts to evaluate cash available for normal business operations, to pay debt, repurchase shares, and provide further investment in the business.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies. Selected references are made on a “constant currency basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby providing comparisons of operating performance from period to period. Financial results on a “constant currency basis” are non-GAAP measures calculated by translating current period activity into U.S. Dollars using the comparable prior period’s currency conversion rates. This approach is used for all results where the functional currency is not the U.S. Dollar.

# # #

Contact:

Tiffany Horvath, Investor Relations, +1-614-625-6485, tiffany.horvath@dxc.com
Christina Trejo, Corporate Communications, +1-848-702-4607, christina.trejo@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per-share amounts)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Revenues	$3,034	$3,161	$6,033	$6,320

Costs of services	2,374	2,383	4,762	4,771
Selling, general and administrative	319	366	647	760
Depreciation and amortization	286	295	553	599
Restructuring costs	23	35	49	72
Interest expense	57	53	112	107
Interest income	(45)	(46)	(134)	(92)
Other income, net	(34)	(56)	(251)	(95)
Total costs and expenses	2,980	3,030	5,738	6,122

Income before income taxes	54	131	295	198
Income tax expense	41	91	156	140
Net income	13	40	139	58
Less: net (loss) income attributable to non-controlling interest, net of tax	(11)	4	(7)	6
Net income attributable to DXC common stockholders	$24	$36	$146	$52

Income per common share:
Basic	$0.15	$0.20	$0.91	$0.29
Diluted	$0.15	$0.20	$0.89	$0.29

Weighted average common shares outstanding for:
Basic EPS	158.16	177.43	160.50	179.26
Diluted EPS	161.99	179.15	164.39	181.76

Selected Condensed Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	September 30, 2026	March 31, 2026
Assets
Cash and cash equivalents	$1,599	$1,737
Receivables, net	2,815	2,973
Prepaid expenses	447	526
Other current assets	119	126
Total current assets	4,980	5,362

Intangible assets, net	1,370	1,612
Operating right-of-use assets, net	601	663
Goodwill	527	527
Deferred income taxes, net	785	802
Property and equipment, net	1,083	1,122
Other assets	2,864	2,802
Total Assets	$12,210	$12,890

Liabilities
Short-term debt and current maturities of long-term debt	$935	$520
Accounts payable	614	561
Accrued payroll and related costs	568	564
Operating lease liabilities	231	232
Accrued expenses and other current liabilities	1,222	1,261
Deferred revenue and advance contract payments	667	748
Income taxes payable	112	53
Total current liabilities	4,349	3,939

Long-term debt, net of current maturities	2,124	3,032
Non-current deferred revenue	468	559
Non-current operating lease liabilities	403	463
Non-current income tax liabilities and deferred tax liabilities	375	502
Other long-term liabilities	1,172	1,186
Total Liabilities	8,891	9,681

Total Equity	3,319	3,209

Total Liabilities and Equity	$12,210	$12,890

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Six Months Ended
(in millions)	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net income	$139	$58
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	560	611
Goodwill impairment losses	—	14
Operating right-of-use expense	140	153
Share-based compensation	33	46
Deferred taxes	13	22
Loss (gain) on dispositions	7	(5)
Provision for losses on accounts receivable	1	3
Unrealized foreign currency exchange gain	(6)	(38)
Impairment losses and contract write-offs	39	3
Other non-cash charges, net	(5)	(8)
Changes in assets and liabilities:
Decrease in assets	119	211
Decrease in operating lease liability	(140)	(153)
Decrease in other liabilities	(265)	(322)
Net cash provided by operating activities	635	595

Cash flows from investing activities:
Purchases of property and equipment	(133)	(87)
Payments for transition and transformation contract costs	(49)	(58)
Software purchased and developed	(48)	(113)
Proceeds from sale of assets	32	23
Other investing activities, net	11	13
Net cash used in investing activities	(187)	(222)

Cash flows from financing activities:
Principal payments on long-term debt	(400)	—
Payments on finance leases and borrowings for asset financing	(73)	(107)
Taxes paid related to net share settlements of share-based compensation awards	(11)	(13)
Repurchase of common stock	(132)	(124)
Other financing activities, net	(2)	(2)
Net cash used in financing activities	(618)	(246)
Effect of exchange rate changes on cash and cash equivalents	32	(35)
Net (decrease) increase in cash and cash equivalents	(138)	92
Cash and cash equivalents at beginning of year	1,737	1,796
Cash and cash equivalents at end of period	$1,599	$1,888

Reconciliation of Non-GAAP Financial Measures

Our non-GAAP adjustments include:
•Restructuring costs – includes costs, net of reversals, related to workforce and real estate optimization and other similar charges.
•Transaction, separation and integration-related (“TSI”) costs – includes third party costs related to integration, separation, planning, financing and advisory fees and other similar charges associated with mergers, acquisitions, strategic investments, joint ventures, and dispositions and other similar transactions incurred within one year of such transactions closing, except for costs associated with related disputes, which may arise more than one year after closing.
•Amortization of acquired intangible assets – includes amortization of intangible assets acquired through business combinations.
•Merger-related indemnification – represents the Company’s estimate of potential net liability for tax related indemnifications.
•Gain on litigation award – reflects a gain related to the TCS Litigation judgment.
•Gains and losses on real estate and facility sales – gains and losses related to dispositions of real property.
•Gains and losses on dispositions – gains and losses related to dispositions of businesses, strategic assets and interests in less than wholly-owned entities.
•Impairment losses – non-cash charges associated with the permanent reduction in the value of the Company’s assets (e.g., impairment of goodwill and other long-term assets including fixed assets and impairments to deferred tax assets for discrete changes in valuation allowances). Future discrete reversals of valuation allowances are likewise excluded.
•Tax adjustments – discrete tax adjustments to impair or recognize certain deferred tax assets, adjustments for changes in tax legislation and the impact of merger and divestitures. Income tax expense of all other (non-discrete) non-GAAP adjustments is based on the difference in the GAAP annual effective tax rate (AETR) and overall non-GAAP provision (consistent with the GAAP methodology).

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended September 30, 2026
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	(Gains) and Losses on Real Estate, Facility Sales and Dispositions	Tax Adjustment	Non-GAAP Results
Income before income taxes	$54	$23	$3	$86	$9	$—	$175
Income tax expense	41	7	1	28	3	(2)	78
Net income	13	16	2	58	6	2	97
Less: net income attributable to non-controlling interest, net of tax	(11)	—	—	—	—	—	(11)
Net income attributable to DXC common stockholders	$24	$16	$2	$58	$6	$2	$108

Effective Tax Rate	75.9%						44.6%

Basic EPS from continuing operations	$0.15	$0.10	$0.01	$0.37	$0.04	$0.01	$0.68
Diluted EPS from continuing operations	$0.15	$0.10	$0.01	$0.36	$0.04	$0.01	$0.67

Weighted average common shares outstanding for:
Basic EPS	158.16	158.16	158.16	158.16	158.16	158.16	158.16
Diluted EPS	161.99	161.99	161.99	161.99	161.99	161.99	161.99

	Six Months Ended September 30, 2026
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Gain on Litigation Award	(Gains) and Losses on Real Estate, Facility Sales and Dispositions	Tax Adjustment	Non-GAAP Results
Income before income taxes	$295	$49	$3	$173	$(214)	$7	$—	$313
Income tax expense	156	19	1	68	(99)	2	(2)	145
Net income	139	30	2	105	(115)	5	2	168
Less: net income attributable to non-controlling interest, net of tax	(7)	—	—	—	—	—	—	(7)
Net income attributable to DXC common stockholders	$146	$30	$2	$105	$(115)	$5	$2	$175

Effective Tax Rate	52.9%							46.3%

Basic EPS from continuing operations	$0.91	$0.19	$0.01	$0.65	$(0.72)	$0.03	$0.01	$1.09
Diluted EPS from continuing operations	$0.89	$0.18	$0.01	$0.64	$(0.70)	$0.03	$0.01	$1.06

Weighted average common shares outstanding for:
Basic EPS	160.50	160.50	160.50	160.50	160.50	160.50	160.50	160.50
Diluted EPS	164.39	164.39	164.39	164.39	164.39	164.39	164.39	164.39

	Three Months Ended September 30, 2025
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	(Gains) and Losses on Real Estate, Facility Sales and Dispositions	Tax Adjustment	Non-GAAP Results
Income before income taxes	131	35	1	88	—	(8)	—	247
Income tax expense	91	6	—	15	(2)	(1)	(16)	93
Net income	40	29	1	73	2	(7)	16	154
Less: net income attributable to non-controlling interest, net of tax	4	—	—	—	—	—	—	4
Net income attributable to DXC common stockholders	$36	$29	$1	$73	$2	$(7)	$16	$150

Effective Tax Rate	69.5%							37.7%

Basic EPS	$0.20	$0.16	$0.01	$0.41	$0.01	$(0.04)	$0.09	$0.85
Diluted EPS	$0.20	$0.16	$0.01	$0.41	$0.01	$(0.04)	$0.09	$0.84

Weighted average common shares outstanding for:
Basic EPS	177.43	177.43	177.43	177.43	177.43	177.43	177.43	177.43
Diluted EPS	179.15	179.15	179.15	179.15	179.15	179.15	179.15	179.15

	Six Months Ended September 30, 2025
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	(Gains) and Losses on Real Estate, Facility Sales and Dispositions	Impairment Losses	Tax Adjustment	Non-GAAP Results
Income before income taxes	198	72	2	175	2	(8)	14	—	455
Income tax expense	140	15	—	35	(2)	(1)	4	(18)	173
Net income	58	57	2	140	4	(7)	10	18	282
Less: net income attributable to non-controlling interest, net of tax	6	—	—	—	—	—	—	—	6
Net income attributable to DXC common stockholders	$52	$57	$2	$140	$4	$(7)	$10	$18	$276

Effective Tax Rate	70.7%								38.0%

Basic EPS	$0.29	$0.32	$0.01	$0.78	$0.02	$(0.04)	$0.06	$0.10	$1.54
Diluted EPS	$0.29	$0.31	$0.01	$0.77	$0.02	$(0.04)	$0.06	$0.10	$1.52

Weighted average common shares outstanding for:
Basic EPS	179.26	179.26	179.26	179.26	179.26	179.26	179.26	179.26	179.26
Diluted EPS	181.76	181.76	181.76	181.76	181.76	181.76	181.76	181.76	181.76

The above tables serve to reconcile the non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Measures” section of the press release for further information on the use of these non-GAAP measures.

Year-over-Year Organic Revenue Growth

	Three Months Ended		Six Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Total revenue growth	(4.0)%	(2.5)%	(4.5)%	(2.4)%
Foreign currency	—%	(1.9)%	(0.8)%	(2.0)%
Acquisitions and Divestitures	—%	0.2%	—%	0.1%
Organic revenue growth	(4.0)%	(4.2)%	(5.3)%	(4.3)%

CES revenue growth	(3.3)%	(1.9)%	(2.3)%	(2.3)%
Foreign currency	—%	(1.9)%	(0.8)%	(2.0)%
Acquisitions and Divestitures	—%	0.4%	—%	0.4%
CES organic revenue growth	(3.3)%	(3.4)%	(3.1)%	(3.9)%

GIS revenue growth	(10.0)%	(4.2)%	(9.7)%	(3.9)%
Foreign currency	—%	(2.1)%	(0.9)%	(2.1)%
Acquisitions and Divestitures	—%	—%	—%	—%
GIS organic revenue growth	(10.0)%	(6.3)%	(10.6)%	(6.0)%

Insurance revenue growth	23.1%	4.6%	12.6%	5.0%
Foreign currency	—%	(1.0)%	(0.2)%	(1.4)%
Acquisitions and Divestitures	—%	—%	—%	—%
Insurance organic revenue growth	23.1%	3.6%	12.4%	3.6%

Segment Profit

Segment profit is defined as segment revenues less costs of services, selling, general and administrative, depreciation and amortization, and other segment items. The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated expenses generally include certain corporate function costs, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation, and integration-related costs, amortization of acquired intangible assets, impairment losses, gains/(losses) on dispositions of businesses, gains/(losses) on real estate and facility sales, and other costs that do not reflect ongoing segment operating performance. As part of the transition to the new segment structure, the Company updated the assumptions that define which expenses remain in corporate post allocation. The tables below reflect those revised assumptions.

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
CES profit	$125	$145	$225	$250
GIS profit	66	122	104	219
Insurance profit	45	28	79	61
Corporate expenses	(49)	(41)	(71)	(60)
Adjusted EBIT	187	254	337	470
Restructuring costs	(23)	(35)	(49)	(72)
Transaction, separation and integration-related costs	(3)	(1)	(3)	(2)
Amortization of acquired intangible assets	(86)	(88)	(173)	(175)
Merger related indemnification	—	—	—	(2)
Gain on litigation award	—	—	168	—
(Losses) gains on real estate, facility sales and dispositions	(9)	8	(7)	8
Impairment losses	—	—	—	(14)
EBIT	66	138	273	213
Interest income	45	46	134	92
Interest expense	(57)	(53)	(112)	(107)
Income before income taxes	54	131	295	198
Income tax expense	(41)	(91)	(156)	(140)
Net income	13	40	139	58

Segment profit margins
CES	10.3%	11.6%	9.2%	10.0%
GIS	4.6%	7.7%	3.6%	6.9%
Insurance	11.4%	8.8%	11.1%	9.6%

Total Company margins
Adjusted EBIT margin	6.2%	8.0%	5.6%	7.4%
EBIT margin	2.2%	4.4%	4.5%	3.4%

Source: DXC Technology
Category: Investor Relations